Exhibit 23



                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


Re:  Ford Motor Credit Company Registration Statement
     Nos. 333-91953, 333-75177, and 333-45015 on Form S-3


We consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statements of our report dated January 24, 2000 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in Ford Motor Credit Company's Current Report on Form 8-K dated January 28, 2000.

PRICEWATERHOUSECOOPERS LLP


/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
January 27, 2000